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                                                                     EXHIBIT 3.1


                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                     AMERICAN HOME MORTGAGE HOLDINGS, INC.


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                Pursuant to Sections 242 and 245 of the General
                    Corporation Law of the State of Delaware
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          American Home Mortgage Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

          1. The name of the Corporation is American Home Mortgage Holdings, Inc. The name under which the Corporation was originally incorporated was American Home Mortgage Holdings, Inc. and the date of filing of the Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was June 15, 1999.

          2. This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation (the "Board") and by the sole stockholder of the Corporation, all in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the `DGCL").

          3. This Restated Certificate of Incorporation restates and integrates, and further amends the Certificate of Incorporation of the Corporation.

          4. The Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

          FIRST: The name of the corporation is American Home Mortgage Holdings, Inc. (the "Corporation").

          SECOND: the registered office of the corporation in the state of Delaware is 1209 Orange Street, Wilmington, county of New Castle, Delaware. The name of its registered agent at that address is the Corporation Trust Company.

          THIRD: the purpose of the corporation is to engage in any lawful act or activity, without limitation, for which a corporation may be organized under the dgcl.

          FOURTH: the total number of all classes of stock which the corporation is authorized to issue is twenty million (20,000,000) shares, consisting of nineteen million (19,000,000) shares of common stock, each having a par value of $0.01 (the "common stock"), and one million (1,000,000) shares of preferred stock, each having a par value of $1.00 (the "preferred stock"). the designations, preferences, powers, and relative, participating, optional
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or other special rights, and the qualifications, limitations and restrictions thereof shall be as set forth below in article FIFTH and article SIXTH.

          FIFTH:

          Section 1. Except as expressly provided otherwise in this Restated Certificate of Incorporation or as required by law, all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

          Section 2. Subject to any preferential or other rights of the holders of shares of Preferred Stock at any time outstanding, the Board may cause dividends to be declared and paid on outstanding shares of Common Stock out of funds legally available for the payment of dividends. When, as and if such dividends are declared by the Board, whether payable in cash, stock or property of the Corporation, the holders of outstanding shares of Common Stock shall be entitled to share equally therein, in accordance with the number of shares of Common Stock held by each such holder.

          Section 3. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, after payment to all creditors of the Corporation of the full amounts to which they shall be entitled and subject to any preferential or other rights of the holders of shares of Preferred Stock at any time outstanding, the holders of all classes of outstanding shares of Common Stock shall be entitled to share ratably, in accordance with the number of shares of Common Shares held by each such holder, in all remaining assets of the Corporation available for distribution among the stockholders of the Corporation, whether such assets are capital, surplus or earnings. For the purposes of this Section 3, neither the consolidation or merger of the Corporation with or into any other corporation or corporations, nor the sale, lease, exchange or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation.

          Section 4. Except as otherwise provided in this Restated Certificate of Incorporation or as required by law, and subject to any voting rights provided to the holders of shares of Preferred Stock at any time outstanding, the holders of any outstanding shares of Common Stock shall vote together as a single class on all matters with respect to which stockholders are entitled to vote under applicable law, this Restated Certificate of Incorporation or the Bylaws of the Corporation, or upon which a vote of stockholders is otherwise duly called for by the Corporation. At each annual or special meeting of stockholders, each holder of record of shares of Common Stock on the relevant record date shall be entitled to cast one vote in person or by proxy for each share of the Common Stock standing in such holder's name on the stock transfer records of the Corporation. The holders of shares of Common Stock shall not have cumulative voting rights.

          Section 5. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

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          SIXTH:

          Section 1. The Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized. Each series of Preferred Stock shall be distinctively designated by letter or descriptive words. All series of Preferred Stock shall rank equally and be identical in all respects except as permitted by, or as established pursuant to, the provisions of this Article SIXTH or as required by law.

          Section 2. Authority is hereby expressly vested in the Board from time to time to issue the Preferred Stock as Preferred Stock of any series and in connection with the creation of each such series to fix by the resolution or resolutions providing for the issue of shares thereof the designations, preferences, powers and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, to the full extent now or hereafter permitted by this Restated Certificate of Incorporation and the laws of the State of Delaware, including, without limitation:

        (a) the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (but not above the total number of authorized shares of the series) or decreased (but not below the number of shares thereof then outstanding) from time to time by a resolution or resolutions of the Board;

        (b) the dividend rate payable on shares of such series, the conditions and dates upon which such dividends shall be payable, the preferences or relation which such dividend shall bear to the dividends payable on any other class or classes or any other series of capital stock (except as otherwise expressly provided in this Restated Certificate of Incorporation), and whether such dividends shall be cumulative or non-cumulative and, if cumulative, the date or dates from which dividends shall accumulate;

        (c) whether the shares of such series shall be subject to redemption by the Corporation and, if made subject to redemption, the price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed by the Corporation;

        (d) the amount or amounts payable upon the shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and the preferences or relation which such payments shall bear to payments to be made on any other class or classes or any other series of capital stock (except as otherwise expressly provided in this Restated Certificate of Incorporation);

        (e) whether or not the shares of such series shall be made convertible into, or exchangeable for, shares of any other class or classes of capital stock of the Corporation, or any series thereof, or for any other series of the same class of capital stock of the Corporation or for debt of the Corporation evidenced by an instrument of indebtedness, and, if so convertible or exchangeable, the conversion price or prices, or
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     the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made at any time or from time to time, and any other terms and conditions of such conversion or exchange;

        (f) whether the holders of shares of such series shall have any right or power to vote or to receive notice of any meeting of stockholders, either generally or as a condition to specified corporate action; and

        (g) any other preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as may be permitted by the laws of the State of Delaware and as shall not be inconsistent with this Restated Certificate of Incorporation.

          Section 3. Shares of Preferred Stock which have been issued and reacquired in any manner by the Corporation (excluding, until the Corporation elects to retire them, shares which are held as treasury shares, but including shares redeemed, shares purchased and retired and shares which have been converted into shares of Common Stock) shall have the status of authorized but unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reissued as part of another series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board providing for the issuance of any series of Preferred Stock.

          Section 4. Except as otherwise provided by the resolution or resolutions adopted by the Board providing for the issuance of any series of Preferred Stock, after payment shall have been made to the holders of Preferred Stock of the full amount of dividends to which they shall be entitled pursuant to the resolution or resolutions providing for the issuance of any such series of Preferred Stock, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board.

          Section 5. Except as otherwise provided by the resolution or resolutions adopted by the Board providing for the issuance of any series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of Preferred Stock of the full amounts to which they shall be entitled pursuant to the resolution or resolutions providing for the issuance of any such series of Preferred Stock, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

          Section 6. Except to the extent such rights shall be specifically provided for in the resolution or resolutions adopted by the Board providing for the issuance thereof, no holder of shares of Preferred Stock shall be entitled to preemptive or subscription rights.

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          SEVENTH:

          Section 1. The number of directors of the Corporation that shall constitute the whole Board shall be not less than three nor more than twelve, with the number of directors constituting the whole Board to be fixed exclusively by a resolution passed by a majority of the whole Board.

          Section 2. The directors of the Corporation shall be divided into three classes: Class I, Class II and Class III, each of which shall be, as nearly as possible, of equal size. No class shall include less than one nor more than three directors. Each director shall serve for a term ending on the date of the third Annual Meeting of Stockholders following the Annual Meeting of Stockholders at which such director was elected; provided, however, that each
                                                 --------  -------
initial director in Class I shall serve for a term ending on the date of the Annual Meeting of Stockholders held in 2000, each initial director in Class II shall serve for a term ending on the date of the Annual Meeting of Stockholders held in 2001, and each initial director in Class III shall serve for a term ending on the date of the Annual Meeting of Stockholders held in 2002.

          Section 3. The presence of a majority of the total number of directors shall constitute a quorum for the transaction of business and, except as otherwise provided herein, the vote of a majority of such quorum as shall be required in order for the Board to act.

          Section 4. In the event of any increase or decrease in the authorized number of directors:

        (a) each continuing director then serving shall continue as a director of the class of which he or she is a member until the expiration of his or her term or his or her prior death, retirement, resignation or removal; and

        (b) the newly created or eliminated directorships resulting from any increase or decrease shall be apportioned by the Board among the three classes so as to keep the number of directors in each class as nearly equal as possible, provided, however, that in no event shall a decrease in the number of directors shorten the term of any incumbent director.

Notwithstanding the provisions of Section 4 of this Article SEVENTH, each director shall serve until his or her successor is elected and qualified or until his or her earlier death, retirement, resignation or removal.

          Section 5. Except as may otherwise be provided for or fixed pursuant to the provisions of Article SIXTH with respect to the rights of holders of shares of Preferred Stock to elect directors, a vacancy on the Board which occurs or is created (whether arising through death, retirement, resignation or removal or through an increase in the number of authorized directors), may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the Board, or by its sole director. A director so elected to fill a vacancy, other than a vacancy arising through an increase in

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the number of authorized directors, shall serve for the remainder of the term of the class of directors in which the vacancy occurred and until such director's successor shall have been duly elected and qualified (so long as such director remains qualified). A director so elected to fill a vacancy arising through an increase in the number of authorized directors shall serve for the remainder of the term of the class of directors into which such director has been placed by the Board pursuant to Section 4(b) of this Article SEVENTH (so long as such director remains qualified). When a vacancy is created as a result of the resignation of a director from the Board, which resignation is not effective until a future date, such director shall not have the power to vote to fill such vacancy.

          Section 6. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the Corporation's then outstanding capital stock entitled to vote generally in the election of directors. The foregoing notwithstanding, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article SEVENTH unless expressly provided by such terms.

          Section 7. The election of directors need not be by written ballot unless the Bylaws so provide.

          EIGHTH: The Board, by the affirmative vote of at least a majority of the entire Board is authorized and empowered from time to time, in its discretion, to adopt, alter, amend or repeal the Bylaws of the Corporation, except as such power may be restricted or limited by the DGCL. Stockholders may not adopt, alter, amend or repeal the Bylaws except upon the affirmative vote of not less than fifty percent (50%) of the outstanding stock of the Corporation entitled to vote thereon; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

          NINTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

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          TENTH:     Unless otherwise required by law, special meetings of
stockholders, for any purpose or purposes, may be called by either the Chairman of the Board, if there be one, or the President and shall be called by any such officer at the written request of a majority of the whole Board. The ability of the stockholders to call a special meeting of stockholders is hereby specifically denied. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied.

          ELEVENTH: The personal liability of the directors and officers of the Corporation is hereby eliminated to the fullest extent permitted by paragraph
(7) of subsection (b) of Section 102 of the DGCL, as the same may be amended and supplemented. Any repeal or modification of this Article ELEVENTH shall not increase the personal liability of any director of the Corporation for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

          TWELFTH:   The Corporation shall indemnify, to the fullest extent
permitted by Section 145 of the DGCL, as the same may be amended and supplemented, any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section and shall advance expenses incurred by any and all of such persons in relation to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect the right to indemnification or advancement of expenses hereunder existing at the time of such repeal or modification.

          The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

        THIRTEENTH: If any provision in this Restated Certificate of Incorporation is determined to be invalid, void, illegal or unenforceable, the remaining provisions of this Restated Certificate of Incorporation shall continue to be valid and enforceable and shall in no way be affected, impaired or invalidated.

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          IN WITNESS WHEREOF, the Corporation has caused this Restated
Certificate of Incorporation to be signed by its President and Chief Executive Officer of the Corporation this 23rd day of September, 1999.

                                  /s/ Michael Strauss
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                                  Michael Strauss
                                  President and Chief Executive Officer

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